Exhibit 10.1

IRON AGE CORPORATION
Robinson Plaza Three, Suite 400
Pittsburgh, Pennsylvania 15205

                    As of August 25, 2003

Wells Fargo Foothill, Inc.
One Boston Place, Suite 1800
Boston, Massachusetts 02108
Attention: Vice President

     Re: Loan and Security Agreement

Ladies and Gentlemen:

     Reference is made to the Loan and Security Agreement, dated as of September 23, 2002, as amended by the First Amendment to the Loan and Security Agreement and Limited Waiver dated as of May 12, 2003, the Letter Agreement dated May 29, 2003, and the Letter Agreement dated June 26, 2003 (the “June Letter Agreement”) (as so amended and modified, the “Loan Agreement”), each by and among, on the one hand, the lenders identified on the signature pages thereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and Wells Fargo Foothill, Inc., a California corporation formerly known as Foothill Capital Corporation, as the arranger and administrative agent for the Lenders (the “Agent”), and, on the other hand, Iron Age Corporation, a Delaware corporation (“Iron Age”), Falcon Shoe Mfg. Co., a Maine corporation (together with Iron Age, each individually a “Borrower” and collectively, jointly and severally, as “Borrowers”), and Iron Age Holdings Corporation, a Delaware corporation (“Parent”). All capitalized terms used herein and not otherwise defined herein are used herein as defined in the Loan Agreement.

     Iron Age hereby (a) notifies the Agent and the Lenders that the Borrowers will not be able to comply with the requirements of paragraph 4(a) of the June Letter Agreement with respect to their delivery to the Agent and the Lenders of the Transaction and Note Restructuring Documents described therein and (b) agrees to immediately proceed with a Restructuring Plan in accordance with paragraph 4(c) of the June Letter Agreement.

     Accordingly, the Borrowers hereby agree with the Agent and the Lenders as follows:

Acknowledgments.

The Borrowers hereby acknowledge and agree that

     the Borrowers will not be able to comply with the requirements of paragraph 4(a) of the June Letter Agreement with respect to their delivery to the Agent and the Lenders of the Transaction and Note Restructuring Documents described therein, and the Borrowers shall immediately proceed with a Restructuring Plan in accordance with paragraph 4(c) of the June Letter Agreement.

The Agent and the Lenders hereby acknowledge and agree that no Event of Default shall occur as a result of the failure by the Borrowers to deliver to the Agent and the Lenders the Transaction and Note Restructuring Documents in accordance with paragraph 4(a) of the June Letter Agreement.

Forbearance Fee. The Borrowers shall, upon execution by the Borrowers of this letter agreement, pay to the Agent for the account of the Lenders (to be allocated among the Lenders pro rata based upon the aggregate unpaid principal amount of each Lender’s Advances and Term Loans) the remaining portion of the Forbearance Fee in the amount of $271,382 set forth in paragraph 2(b) of the June Letter Agreement.

Restructuring Plan.

The Agent and the Lenders hereby acknowledge that the Borrowers have delivered to the Agent and the Lenders a preliminary Restructuring Plan.

The Borrowers hereby

     agree to (A) make such revisions to the preliminary Restructuring Plan as the Agent and the Lenders may reasonably require, (B) provide to the Agent and the Lenders a final Restructuring Plan that has been approved by the holders of the Parent Notes and the Iron Age Notes, which final Restructuring Plan shall be in form and substance satisfactory to the Agent and the Lenders in their reasonable discretion and (C) consummate the final Restructuring Plan prior to the expiration of the Waiver Period, and reaffirm their obligations under paragraph 4(d) of the June Letter Agreement to (A) participate in conference calls with the Agent and the Lenders at least weekly to report on the status of the Restructuring Plan and (B) fully cooperate with the Agent and the Lenders in connection with the Restructuring Plan.

Supplemental Information. The Borrowers hereby agree to provide to the Agent and the Lenders, from time to time and by such dates as the Agent and the Lenders may request, supplemental information reports (each a “Report”) regarding the final Restructuring Plan and/or other matters relating to the business of the Borrowers. The Borrowers hereby acknowledge and agree that their obligation to deliver a Report in accordance with this paragraph 4 is in addition to the obligations of the Borrowers set forth in paragraph 3 hereof.

Calculation of Excess Availability. The Agent and the Lenders hereby agree that the June Letter Agreement is hereby amended by deleting in its entirety clause (i)(B) of paragraph 6(b) therein and substituting in lieu thereof “(B) any expenditures (including, without limitation, in respect of professional fees, retainers and success fees) actually made by the Loan Parties in connection with the Transaction, the Note Restructuring and the Restructuring Plan in an aggregate amount not to exceed $1,400,000, and”.

Representations and Warranties. Each Borrower hereby represents and warrants to the Agent and the Lenders as follows:

The representations and warranties contained in Section 5 of the Loan Agreement and in each other Loan Document and certificate or other writing delivered to the Agent or any Lender on or prior to the date hereof are true and correct in all material respects on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties are true and correct in all material respects on and as of such date).

No Default or Event of Default (other than the Existing Defaults) has occurred and is continuing on the date hereof, or will result from this letter agreement becoming effective in accordance with its terms.

Effectiveness. This letter agreement shall become effective upon receipt by the Agent of (a) counterparts of this letter agreement fully executed by each of the Lenders, the Borrowers and the Guarantors and (b) the remaining portion of the Forbearance Fee in accordance with paragraph 2 hereof.

Miscellaneous.

Continued Effectiveness of the Loan Agreement. Except as otherwise expressly provided herein, (i) the Loan Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the date hereof (A) all references in the Loan Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this letter agreement and (B) all references in the other Loan Documents to the “Loan Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this letter agreement, (ii) to the extent that the Loan Agreement or any other Loan Document purports to pledge to the Agent, or to grant to the Agent a security interest in or lien on, any collateral as security for the Obligations, such pledge or grant of a security interest or lien is hereby ratified and confirmed in all respects, and (iii) the execution, delivery and effectiveness of this letter agreement shall not operate as an amendment of any right, power or remedy of the Agent or the Lenders under the Loan Agreement or any other Loan Document, nor constitute an amendment of any provision of the Loan Agreement or any other Loan Document.

No Waiver. This letter agreement is not a waiver of, or consent to, any Default or Event of Default now existing or hereafter arising under the Loan Agreement or any other Loan Document and the Agent and the Lenders expressly reserve all of their rights and remedies under the Loan Agreement and the other Loan Documents, under applicable law or otherwise.

Letter Agreement as Loan Document. Each Borrower hereby acknowledges and agrees that this letter agreement constitutes a “Loan Document” under the Loan Agreement. Accordingly, it shall be an Event of Default under the Loan Agreement if any Borrower fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this letter agreement or if any representation or warranty made by any Borrower under or in connection with this letter agreement shall have been untrue, false or misleading in any material respect when made.

Release. For and in consideration of the agreements contained in this letter agreement and other good and valuable consideration, the Borrowers and the Guarantors (collectively, the “Releasors”) unconditionally and irrevocably release, waive and forever discharge the Agent, each Agent-Related Person, each Lender and each Lender-Related Person, together with each of their respective successors, assigns, subsidiaries, affiliates, agents and attorneys (collectively, the “Released Parties”), from: (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Released Parties to the Releasors or any of them and (ii) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), which the Releasors or any of them might otherwise have against the Released Parties or any of them, in either case (i) or (ii) on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind (x) which existed, arose or occurred at any time from the beginning of the world to the effective date of this letter agreement or (y) which could hereafter arise as a result of the execution of (or the observance of the terms of) this letter agreement, the Loan Agreement or any of the other Loan Documents.

Counterparts. This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this letter agreement by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this letter agreement.

Governing Law. This letter agreement shall be governed by, and construed in accordance with, the law of the State of New York.

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     This letter agreement (a) supersedes all prior discussions, agreements, commitments, arrangements, negotiations or understandings, whether oral or written, of the parties with respect thereto, (b) shall be binding upon the parties and their respective successors and assigns, and (c) may not be relied upon or enforced by any other person or entity. If this letter agreement becomes the subject of a dispute, each of the parties hereto hereby waives trial by jury. This letter agreement may be amended, modified or waived only in a writing signed by the parties hereto.

Very truly yours,

IRON AGE CORPORATION

By:	/s/ Bart R. Huchel Name: Bart R. Huchel Title: CFO

FALCON SHOE MFG. CO.

By:	/s/ Bart R. Huchel Name: Bart R. Huchel Title: Treasurer

Consented to and agreed as of the date first above written:

IRON AGE HOLDINGS CORPORATION

By:	/s/ Bart R. Huchel Name: Bart R. Huchel Title: CFO

IRON AGE INVESTMENT COMPANY

By:	/s/ Bart R. Huchel Name: Bart R. Huchel Title: President

IA VISION ACQUISITION, CO.

By:	/s/ Bart R. Huchel Name: Bart R. Huchel Title: VP & Treasurer

Agreed and accepted as of the date first above written:

WELLS FARGO FOOTHILL, INC., as Agent and Lender

By:	/s/ Paul G. Chao Name: Paul G. Chao Title: VP

CREDIT SUISSE FIRST BOSTON INTERNATIONAL, as a Lender

By:	/s/ Ethan R. Garber Name: Ethan R. Garber Title: VP

H/Z ACQUISITION PARTNERS, LLC, as a Lender

By:	Highbridge/Zwirn Capital Management, LLC

By:	/s/ Daniel Zwirn Name: Daniel Zwirn Title: Managing Principal